VOTING AGREEMENT

        VOTING AGREEMENT, dated as of March 11, 1998, by and among MHD Acquisition Corp., a Delaware corporation ("Acquiror"), and Albert Fried, Jr. and Albert Fried & Company, LLC, in their respective capacities as stockholders ("Stockholders") of Portec, a Delaware corporation (the "Company"), on the other hand (this "Agreement");

        WHEREAS, concurrently herewith, Acquiror and the Company are entering into an Agreement and Plan of Merger dated March 11, 1989 providing for a Merger at price of $16.00 per share (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

        WHEREAS, Stockholders are as of the date hereof the beneficial owners of 1,020,328 shares of Common Stock, par value $1.00 per share, of the Company (collectively, the "Shares");

        WHEREAS, approval of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger;

        WHEREAS, as a condition to its entering into the Merger Agreement, Acquiror has required that Stockholders agree, and Stockholders have agreed, to enter into this Agreement; and

        WHEREAS, Stockholders have been informed that the Board of Directors of the Company has approved the Merger
   Agreement.

        Now, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

        Section 1.  Agreement to Vote, Restrictions on
                    Dispositions, Etc.

             a. Each Stockholder hereby agrees to attend any stockholders meeting of the Company, in person or by proxy, and to vote (or cause to be voted) all Shares, and any other voting securities of the Company, owned by such Stockholder whether issued heretofore or hereafter, that such person owns or has the right to vote, for approval and adoption of the Merger Agreement and the Merger, and the transactions contemplated by the Merger Agreement, such agreement to vote to apply also to any adjournment of the stockholder meeting of the Company. Each Stockholder agrees not to grant any



        proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the Limited Irrevocable Proxy of even date herewith executed by Stockholders in favor of Acquiror
        ("Irrevocable Proxy").

             b.   Each Stockholder hereby agrees that,
        without the prior written consent of Acquiror, such Stockholder shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise transfer or dispose of, or enter into any agreement to sell, any Shares and any other voting securities of the Company that such Stockholder owns beneficially or otherwise. Each Stockholder agrees that Acquiror may instruct the Company to enter stop transfer orders with the transfer agent(s) and the registrar(s) of the Shares against the transfer of Shares and any other voting securities of the Company that Stockholder owns beneficially or otherwise. If requested by Acquiror, each Stockholder agrees to surrender or cause to be surrendered to the transfer agent(s) and registrar(s) of the Shares certificates representing Shares registered in the name of Stockholder, in exchange for certificates representing Shares containing a legend to the effect of the following:

                  (i)  The shares represented by this
             certificate are subject to restrictions on transfer, and disposition as set forth in the Voting Agreement dated as of March 11, 1998, among MHD Acquisition Corp., Delaware corporation, and Albert J. Fried, Jr. and Albert Fried & Company, LLC. A copy of such agreement may be obtained from the Secretary of the Company.

                  (ii) Upon the termination of this
             Agreement pursuant to Section 5, Stockholders shall have the right to unilaterally instruct the transfer agent(s) and registrar(s) of the Shares to deliver to the Stockholders certificates representing Shares registered in the name of the Stockholders and not bearing the foregoing legend in exchange for certificates representing Shares registered in the name of the Stockholders and bearing such legend.

             c. Each Stockholder agrees to vote (or cause to be voted) all Shares, and any other voting securities of the Company, owned by such Stockholder whether issued heretofore or hereafter, that such



        person owns or has the right to vote, (i) against any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving the Company or any of its Subsidiaries, securities or assets which is not endorsed in writing by Acquiror and (ii) any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

             d. Each Stockholder agrees not to directly or indirectly solicit, or authorize any person to solicit, any inquiries or proposals from any person other than Acquiror relating to the merger or consolidation of the Company with any person other than Acquiror or its subsidiaries, or the acquisition of the Company's or any of its significant subsidiaries' voting securities by, or the direct or indirect acquisition or disposition of a significant amount of assets of the Company or any of its significant subsidiaries otherwise than in the ordinary course of business of the Company or such significant subsidiary, from or to any person other than Acquiror or its subsidiaries or directly or indirectly enter into or continue any discussions, negotiations or agreements relating to, or vote (or cause to be voted) in favor of, any such transaction. Nothing contained herein shall be construed to limit or otherwise affect each Stockholder, any Affiliate or representative of Stockholder who shall serve as a director of the Company from taking any action permitted by Section
        4.6 or Section 4.7 of the Merger Agreement in his or her capacity as such director.

             e.   Each Stockholder agrees to promptly notify
        Acquiror in writing of the nature and amount of any acquisition by Stockholder after the date hereof of any voting securities of the Company.

        Section 2.  Additional Representations and
   Warranties of Stockholder. Each Stockholder represents and warrants to Acquiror as follows: Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This
   Agreement has been duly executed and delivered by Stockholder. Assuming the due authorization, execution and delivery of this Agreement by Acquiror, this Agreement constitutes the valid and binding agreement of Stockholder enforceable against Stockholder in accordance



   with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Shares of Stockholder are the only voting securities of the Company owned (beneficially or of record) by Stockholder and are owned free and clear of all liens, charges, encumbrances, restrictions and commitments of any kind other than shares pledged as margin stock. Other than the Irrevocable Proxy, Stockholder has not appointed or granted any irrevocable proxy, which appointment or grant is still effective, with respect to the Shares. The execution and delivery of this Agreement by Stockholder does not (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon it, nor require any consent, notification, regulatory filing or approval or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares owned by Stockholder are bound or affected. Stockholder acknowledges that the restrictions imposed upon it are so imposed only in Stockholder's capacity as a stockholder of the Company.

        Section 3. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement. Without limiting the generality of the foregoing, neither of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of either party to effectuate, carry out or comply with all the terms of this Agreement.

        Section 4. Representations and Warranties of Acquiror. Acquiror represents and warrants to the Stockholders as follows: Each of this Agreement and the Merger Agreement has been approved by the Board of Directors of Acquiror. Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of Acquiror. Assuming the due authorization, execution and delivery of this Agreement by the Stockholders and the Merger Agreement by the



   Company, each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of Acquiror, enforceable against Acquiror in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

        Section 5. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect: (i) upon the close of business on July 31, 1998, if the Merger shall not have been effected by such time, or (ii) upon the earlier termination of the Merger Agreement in accordance with its terms. Upon any termination of this Agreement, except for any rights either party may have in respect of any breach by either party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of
   Section 1 of this Agreement shall terminate and be of no further force or effect from and after the Effective Time of the Merger.

        Section 6.  Covenants of Stockholder Not to Enter
   Into Inconsistent Agreements. Each Stockholder hereby agrees that, except as contemplated by this Agreement, the Irrevocable Proxy and the Merger Agreement, each Stockholder shall not enter into any voting agreement or grant an irrevocable proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

        Section 7.  Miscellaneous.

        a. Notices, Etc. All notices, requests, demands or other communications required by or otherwise given with respect to this Agreement shall be in writing and shall be deemed to have been duly given to either party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:



        If to Acquiror:
        c/o Code, Hennessy & Simmons LLC
        Suite 3175
        10 South Wacker Drive
        Chicago, Illinois 60606
        Attention:  Thomas J. Formolo
        Facsimile:  312-876-3854

        with a copy to:

        Altheimer & Gray
        10 South Wacker Drive
        Chicago, Illinois  60606
        Attention:  Mark T. Kindelin
        Facsimile:  312/715-4800

        If to Stockholders:

        40 Exchange Place
        New York, New York 10005
        Attention:  Albert Fried, Jr.
        Facsimile:  _________________

        with a copy to:

        Schiff Hardin & Waite
        7300 Sears Tower
        Chicago, Illinois 60606
        Attention:  Robert J. Regan
        Facsimile:  312-258-5600

   or to such other address as such party shall have designated by notice so given to each other party.

        b. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Acquiror and Stockholder.

        c. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise.
   Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

        d. Entire Agreement. This Agreement (together with the Merger Agreement, the Irrevocable Proxy dated
   March 11, 1998) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There



   are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Merger
   Agreement, the Irrevocable Proxy.

        e. Severability. If any term of this Agreement or the application thereof to either party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law; provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

        f. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that either party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

        g. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any other such rights, power or remedy by such party.

        h. No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        i. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

        j. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of





   Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein) provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be in general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto waives any right to a trial by jury in connection with any such action, suit or proceeding.

        k. Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law.

        l. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

        m. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

        n. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.




        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                            /s/ ALBERT FRIED, JR.
                            -----------------------------
                            Albert Fried, Jr.

                            ALBERT FRIED & COMPANY LLC


                            By:  /s/ ALBERT FRIED, JR.
                               --------------------------
                                 Name:  Albert Fried, Jr.
                                       ------------------
                                 Title:
                                       ------------------